Second Quarter Fiscal 2024 Earnings Review December 6, 2023

SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward- looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2024 in connection with our multi-year Global Restructuring Program; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP MEASURES In this presentation, management provides the following non-GAAP performance measures:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Contribution to Profit (“Adjusted CTP”) and margin;  Adjusted EBITDA and margin;  Organic revenue; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude our held for sale or sold businesses, impairment charges, and the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2024 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

The Knowledge Company Wiley enables the creation of new knowledge and its application in science, learning, and innovation

Q124 Earnings Presentation.pptx 4 Moving decisively on our Fiscal 2024-26 value creation plan to focus on our competitively advantaged core and drive material performance and profit improvement Executed on multiple actions this quarter to right size cost structure, streamline organization, and improve operating efficiency Advanced with divesting non-core assets by announcing agreement to sell University Services business for total consideration of up to $150 million plus 10% equity of acquiring company Met with global colleagues and top shareholders; culture reinvigorated by our renewed focus and improvement initiatives First 60 Days Relentless focus on execution and improvement

Q124 Earnings Presentation.pptx 5 Full Year 2023* Research Learning Businesses Publishing and Solutions Publishing and Solutions Reporting Lines Research Publishing and Solutions Academic and Professional Key Verticals Science, Technical, Medical, Scholarly Business, Technology, Science, Engineering Total Adj. Revenue $1,080M $547M % of Wiley Revenue 66% 34% % Digital and Services 95% 55% % Recurring 66% 14% Adj. EBITDA Margin 34.9% 28.9% Becoming a stronger, leaner, and more profitable Wiley *Exclude businesses held for sale or sold, including University Services, Wiley Edge (formerly Talent Development), CrossKnowledge, Test Prep and Advancement Courses. These assets are currently reported as ‘businesses held for sale or sold. These businesses held for sale or sold generated $393 million of revenue (19% of Wiley) and $43 million of Adjusted EBITDA (10% of Wiley) in Fiscal 2023. #Segment Adjusted EBITDA for Fiscal 2023. Wiley total Adjusted EBITDA (excluding businesses held for sale or sold) was $379M, including Held for Sale Adjusted EBITDA (+$43M) and corporate expenses of (-$155M).

Q124 Earnings Presentation.pptx 6 Fiscal 2024-26 Value Creation Plan (VCP) Plans Recent Progress Focus on Wiley’s strongest and most profitable businesses — Reorganized from three disparate segments under 3 business heads to one market-facing Research & Learning team under one leader — Consolidated marketing functions to better leverage collective strengths and customer relationships Divest multiple non-core assets — Announced sale of University Services for total consideration of up to $150M and 10% equity stake in acquiring company — Working diligently on remaining divestitures in challenging environment Right-size and optimize — Executed on restructuring actions projected to yield run rate savings of $65M — Reorganized global operations team to drive publishing excellence and greater efficiency Hosting virtual investor update on Thursday, January 25

Second Quarter Performance

GAAP Revenue	Adj. Revenue*	GAAP EPS	Adj. EPS*	Adj. EBITDA*
▼4%	▼2%	▼$1.03	▼25%	▼13%
$493M	$407M	($0.35)	$0.73	$92M

**Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold. Collectively, these businesses generated $86 million of revenue and $19 million of Adjusted EBITDA. All variances at constant currency except GAAP Revenue and EPS.*

Q2 Summary

- GAAP Revenue decline due to declines in 'Held for Sale or Sold' and Research segments
- Adjusted Revenue decline overall as anticipated, weighed down by year-over-year Hindawi impact in Research partially offset by growth in Academic and Professional lines
- GAAP earnings mainly impacted by non-cash impairment and restructuring charges
- Adjusted EBITDA performance mainly due to Hindawi impact offsetting restructuring savings
- Adjusted EPS performance also impacted by higher interest expense

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Q124 Earnings Presentation.pptx 8  Demand to publish healthy with core article submissions +9%* and leading indicators of research output strong, such as global R&D funding  Article output* returning to growth as submissions begin to move through peer review and into our journals. 1% growth in article volumes YTD, expected to increase in 2H  Hindawi recovery will take time; Wiley to sunset the Hindawi brand and fully integrate its OA journal portfolio and expertise into the Wiley ecosystem. Year-over-year comparisons become less challenging in 2H  Full year Research revenue outlook expected to fall modestly below expectations (offset by outperformance in Learning)  Mixed-model environment continues (subscriptions, transformational agreements, and open access); Wiley prospers under all these models Research Publishing Update *Excluding Hindawi

Segment Performance Cost Savings Financial Position Outlook

Q124 Earnings Presentation.pptx 10 Q2 Summary  Research Publishing decline mainly due to the Hindawi publishing disruption (-$18M); Research Solutions decline due to soft market for recruitment  Adjusted EBITDA decline due to Hindawi earnings impact (-$14M) and higher employee costs  Excluding Hindawi, Revenue was flat and Adjusted EBITDA down 4% mainly due to higher employee costs Research (millions) Q2 2024 Change Change CC Research Publishing $220 (6%) (7%) Research Solutions $38 (2%) (3%) Total Revenue $258 (5%) (7%) Adjusted EBITDA $82 (17%) Adjusted EBITDA Margin 31.6%

Q124 Earnings Presentation.pptx 11 Learning  Academic growth due to growth in digital content and courseware and institutional models; Fall US undergrad enrollment increased for the first time since the pandemic began  Professional performance driven by improved channel environment and fewer returns  Adjusted EBITDA growth mainly due to revenue growth and restructuring savings (millions) Q2 2024 Change Change CC Academic $89 8% 8% Professional $60 4% 3% Total Revenue $149 7% 6% Adjusted EBITDA $54 13% Adjusted EBITDA Margin 36.2% Q2 Summary

Q124 Earnings Presentation.pptx 12 Cost Savings and Optimization Plans Recent Developments Rightsizing cost base - driving toward a leaner and more agile workforce — Q2 restructuring expected to yield $65M of run rate savings, $30M in-year — Approx. 5% of global workforce impacted by restructuring, mainly in corporate and due to business unit reorg — Approx. 20% of Wiley’s global workforce attached to divested businesses Improving operating efficiency — Reorganized into one go-to-market R&L team under one leader — Consolidation of one global operations team under one leader Driving toward a lighter, modern infrastructure — Launched real estate optimization Phase 3 with 4 reductions in existing office footprints, including our Corporate HQs; 3 office closures — Migrated first journal onto our Research end-to-end platform

Financial Position and Capital Allocation

Free Cash Flow: Use of $132M vs. $126M in prior year. Variance due to lower cash earnings partially offset by lower incentive compensation payments for prior year underperformance. FCF includes Held for Sale or Sold assets

Capex: $48M in 1H '24 vs. $50M in prior year period. Capex includes Held for Sale or Sold assets

M&A: No material acquisitions in 1H. Wiley focusing on divesting non-core assets

Dividends: Yield at 4.5% (as of December 4)

Share Repurchases: Acquired 669K shares YTD for $23M at an average cost of $33.64/share (vs. 382K shares repurchased in prior year period)

Leverage: Net Debt-to-EBITDA of 2.0x TTM compared to 2.1x prior year

Cash Priorities: Wiley focused on balanced approach in this transition period including reducing debt, paying dividend, and repurchasing shares


$56M
$61M
1H23
1H24

Dividends and Repurchases
1H Allocation

Note: Free Cash Flow and Leverage include assets held for sale until divestiture is completed

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Q124 Earnings Presentation.pptx 14 Metric (Millions, except EPS) Fiscal 2023 ex-divestitures^ Fiscal 2024 Outlook ex-divestitures Total Adjusted Revenue* $1,627 $1,580 to $1,630 Research $1,080 Flat to low-single digit decline +2% ex-Hindawi Learning $547 Flat to low-single digit increase Total Adjusted EBITDA* $379 $305 to $330 Total Adjusted EPS* $3.48 $2.05 to $2.40 *Wiley’s Fiscal 2024 “Adjusted Revenue,” “Adjusted EBITDA,” and “Adjusted EPS” outlook exclude businesses held for sale or sold #Wiley does not provide an Adjusted Free Cash Flow metric and so outlook includes costs associated with Held for Sale assets ^Collectively, divested businesses (businesses held for sale or sold) generated $393 million of revenue, $43 million of Adjusted EBITDA, and $0.36 of Adjusted EPS in Fiscal 2023 Fiscal 2024 Outlook Reaffirmed • Adjusted Revenue – reaffirming overall with Research moderately below expectations and Learning ahead of expectations. The Company now expects Research growth ex-Hindawi of 2%, down from 3% originally. Note, Adjusted Revenue excludes businesses held for sale or sold • Adjusted EBITDA – reaffirming with projected revenue performance, incentive compensation resetting, and wage inflation offsetting expected restructuring savings • Adjusted EPS – reaffirming due to projected adjusted operating income performance and higher interest expense

1H performance largely in line with overall expectations; full year guidance reaffirmed overall1 2 3 Fiscal 2024 a transition year with material performance and margin improvement expected in Fiscal Years 2025 and 2026 Executive Summary: On our way to a stronger, more profitable Wiley Relentlessly focused on execution and moving decisively on our value creation plans, operational improvements, reorg, and culture Virtual Investor Update – Thursday January 25

Q124 Earnings Presentation.pptx 16 Thank you for joining us Wiley Investor Update – Thursday January 25 IR website at https://investors.wiley.com/ Contact: brian.campbell@wiley.com Direct +1 (201) 748-6874

Appendix – US GAAP to Non-GAAP EPS Reconciliation

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1][2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS

	Three Months Ended October 31,		Six Months Ended October 31,	
	2023	2022	2023	2022
US GAAP (Loss) Earnings Per Share - Diluted	$ (0.35)	$ 0.68	$ (2.02)	$ 0.36
Adjustments:				
Impairment of goodwill	-	-	0.43	-
Restructuring and related charges	0.34	0.19	0.50	0.49
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	0.04	0.03	0.04	0.04
Amortization of acquired intangible assets [4]	0.19	0.30	0.42	0.67
Impairment charge related to assets held-for-sale and loss on sale of a business [5]	0.77	-	1.94	-
Held for Sale or Sold segment Adjusted Net Income [5]	(0.27)	(0.18)	(0.34)	(0.08)
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [6]	0.01	-	0.02	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.73	$ 1.02	$ 0.99	$ 1.48

Reconciliation of US GAAP (Loss) Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended October 31,		Six Months Ended October 31,	
	2023	2022	2023	2022
US GAAP (Loss) Income Before Taxes	$ (22,030)	$ 48,330	$ (128,753)	$ 24,943
Pretax Impact of Adjustments:				
Impairment of goodwill	-	-	26,695	-
Restructuring and related charges	25,102	13,956	37,225	36,397
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	3,223	2,654	3,217	3,320
Amortization of acquired intangible assets [4]	14,303	21,185	30,971	47,570
Impairment charge related to assets held-for-sale and loss on sale of a business [5]	51,414	-	127,343	-
Held for Sale or Sold segment Adjusted Income Before Taxes [5]	(19,099)	(13,230)	(24,133)	(5,636)
Non-GAAP Adjusted Income Before Taxes	$ 52,913	$ 72,895	$ 72,565	$ 106,594

Reconciliation of US GAAP Income Tax (Benefit) Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended October 31, 2023	Three Months Ended October 31, 2022	Six Months Ended October 31, 2023	Six Months Ended October 31, 2022
US GAAP Income Tax (Benefit) Provision	$ (2,585)	$ 10,137	$ (17,044)	$ 4,585
Income Tax Impact of Adjustments [7]				
Impairment of goodwill	-	-	2,697	-
Restructuring and related charges	6,315	3,422	9,251	8,939
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	888	694	854	869
Amortization of acquired intangible assets [4]	3,645	4,388	7,517	10,220
Impairment charge related to assets held-for-sale and loss on sale of a business [5]	8,542	-	19,203	-
Held for Sale or Sold segment Adjusted Tax Provision [5]	(4,270)	(3,015)	(5,266)	(1,446)
Non-GAAP Adjusted Income Tax Provision	$ 12,535	$ 15,626	$ 17,212	$ 23,167
US GAAP Effective Tax Rate	11.7%	21.0%	13.2%	18.4%
Non-GAAP Adjusted Effective Tax Rate	23.7%	21.4%	23.7%	21.7%

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Q124 Earnings Presentation.pptx 18 Appendix – US GAAP to Non-GAAP EPS Notes (4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net (Loss) Income. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net (Loss) Income. (5) We are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria and we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a held-for-sale pretax impairment charge of $34.8 million and $75.4 million, in the three and six months ended October 31, 2023, respectively, related to University Services. We recorded a held-for-sale pretax impairment charge of $17.1 million and $50.4 million, in the three and six months ended October 31, 2023, respectively, related to CrossKnowledge. In the three months ended October 31, 2023, there was a reduction in the pretax loss on the sale of our Tuition Manager business previously in our Held for Sale or Sold segment due to cash received after the closing of approximately $0.5 million, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million). In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment. (6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.6 million and 55.7 million shares for the three and six months ended October 31, 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive. (7) For the three and six months ended October 31, 2023 and 2022, substantially all of the tax impact was from deferred taxes. (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. (2) All amounts are approximate due to rounding. (3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three and six months ended October 31, 2023, we wrote off an additional $0.1 million and $1.0 million, respectively, of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net (Loss) Income.

Appendix – Net Income to Adjusted EBITDA

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [(1)]
RECONCILIATION OF US GAAP NET (LOSS) INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended October 31, 2023	Three Months Ended October 31, 2022	Six Months Ended October 31, 2023	Six Months Ended October 31, 2022
Net (Loss) Income	$ (19,445)	$ 38,193	$ (111,709)	$ 20,358
Interest expense	12,937	9,332	24,271	15,664
(Benefit) provision for income taxes	(2,585)	10,137	(17,044)	4,585
Depreciation and amortization	40,174	52,421	83,902	110,700
Non-GAAP EBITDA	**31,081**	**110,083**	**(20,580)**	**151,307**
Impairment of goodwill	-	-	26,695	-
Restructuring and related charges	25,102	13,956	37,225	36,397
Foreign exchange losses (gains), including the write off of certain cumulative translation adjustments	2,357	(478)	3,977	138
Impairment charge related to assets held-for-sale and loss on sale of a business	51,414	-	127,343	-
Other expense (income), net	1,567	255	3,052	(271)
Held for Sale or Sold segment Adjusted EBITDA [(2)]	(19,100)	(18,089)	(25,621)	(15,654)
Non-GAAP Adjusted EBITDA	**$ 92,421**	**$ 105,727**	**$ 152,091**	**$ 171,917**
Adjusted EBITDA Margin	*22.7%*	*25.7%*	*19.7%*	*21.3%*

Notes:

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

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